As filed with the Securities and Exchange on June 19, 1997
                                                   Registration No. 333-20249

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      POST EFFECTIVE AMENDMENT NO. 2 TO THE
                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Workforce Systems Corp.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Florida                                   65-0353816
   ----------------------                 ----------------------------------
  (State of Incorporation                (I.R.S. Employer Identification No.)
   or other Jurisdiction)

                        8870 Cedar Springs Lane, Suite 5
                           Knoxville, Tennessee 37923
                ------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                             Workforce Systems Corp.
                          STOCK COMPENSATION AGREEMENTS
                          -----------------------------
                              (Full title of Plan)

                             Joel D. Mayersohn, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                  305-763-1200
             -------------------------------------------------------
            (Name, Address and Telephone Number for Agent of Service)

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_________________________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE

Title of       Amount to be  Proposed Maximum   Proposed Maximum   Amount of Registration
Securities to  Registered    Offering Price Per Aggregate          Registration Fee
be Registered                Share (1)          Offering Price(1)
_________________________________________________________________________________________
Common          275,000        $3.00            $825,000               $250.00
Stock
_________________________________________________________________________________________

(1)   Determined pursuant to Rule 457(h) the registration fee was calculated on the basis of the maximum number of securities  issuance under the Agreements that are covered by the registration  statement  computed upon the basis of the closing bid price of the Common Stock,  being $3.00 share, as reported on the NASD OTC Bulletin Board on
      January 20, 1997.

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



      The Registrant hereby amends the text and the specified exhibit to the registration statement on Form S-8, File No. 333-20249, as set forth below:

                              TEXT OF ITEMS AMENDED

      The Section  entitled "Stock  Compensation  Agreement - General" is hereby amended to the delete all  references  to a Stock  Compensation  Agreement  with
Atlas,  Pearlman,  Trop & Borkson,  P.A and  Charles B.  Pearlman,  Esq.  as its
authorized  agent,   a copy of which  was filed as  Exhibit  4.6  hereto,  which provided  for the  payment of 10,000  shares of the  Company's  common  stock in connection with legal services to be rendered thereunder (the "APT Stock"). Such stock is being deregistered by this post-effective  amendment. In addition, this post-effective  amendment  shall  serve to file an amended  and  restated  Stock
Compensation Agreement with Charles B. Pearlman,  Esq., a copy of which is filed hereto as  Exhibit  4.6,  which  reflects  a  clarification  in the scope of the engagement of Mr. Pearlman.























                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-20249 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, Tennessee this 18th day of June, 1997.

                                    Workforce Systems Corp.

                                    By: /s/   Ella Boutwell Chesnutt
                                        ----------------------------
                                          Ella Boutwell Chesnutt,
                                          President


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-20249 on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ella Boutwell Chesnutt         Director                June 18, 1997
--------------------------
Ella Boutwell Chesnutt


/s/ Jayme Dorrough                 Director                June 18, 1997
--------------------------
Jayme Dorrough

                                  EXHIBIT INDEX

4.6 Form of Amended and Restated Stock Compensation Agreement with Charles B. Pearlman, Esq.